EXHIBIT 21-SUBSIDIARIES OF THE REGISTRANT
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                                                               Incorporation
                                                               -------------

American National Bank and Trust Company of Muncie             United States

Peoples Loan & Trust Bank                                     State of Indiana

American National Trust and Investment Management
 Company                                                       United States

ANB Financial Planning Services (indirect subsidiary)         State of Indiana